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                                                                   EXHIBIT 3.1.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              RANGER HOLDINGS CORP.

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


     Ranger Holdings Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is Ranger Holdings Corp.

     SECOND: The First Article of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

     "The name of the Corporation is LIN Holdings Corp."

     THIRD: A majority of the stockholders of the Corporation entitled to vote on this amendment executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 9th day of February, 1998.

                                      RANGER HOLDINGS CORP.



                                      By:
                                             -----------------------------
                                             Eric C. Neuman
                                             Vice President and Secretary